Exhibit 99.1

HUDSON ACQUISITION I CORP.

FINANCIAL STATEMENT

AS OF OCTOBER 18, 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Hudson Acquisition I Corp.

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Hudson Acquisition I Corp. (the “Company”) as of October 18, 2022, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of October 18, 2022, in conformity with accounting principles generally accepted in the United States of America

Explanatory Paragraph – Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, if the Company is unable to complete a Business Combination by the close of business by July 18, 2023 (subject to extension, up to two times, each by an additional three (3) months for a total of up to 15 months or up to January 18, 2024), the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution combined with uncertainty as to whether the Company has sufficient liquidity to fund operations through the liquidation date or thereafter should a deferral occur raises substantial doubt about the Company’s ability to continue as a going concern. This financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

New York

December 20, 2022

HUDSON ACQUISITION I CORP.

BALANCE SHEET

October 18,
2022

ASSETS
Current assets
Cash	$70,922
Prepaid expenses	90,600
Stock subscription receivable	1,015,000
Total current assets	1,176,522
Cash held in Trust Account	60,900,000
TOTAL ASSETS	$62,076,522

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$120,850
Related party payables	22,645
Note payable - related party	500,000
Total current liabilities	643,495
Financial instrument liabilities	419,405
Deferred underwriting commissions	2,100,000
Total liabilities	3,162,900

Commitments and Contingencies (Note 5)

Common stock subject to possible redemption; 6,000,000 shares issued and outstanding at redemption value of $10.15 per share	60,900,000

Stockholders’ deficit:
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,065,000 shares issued and outstanding (excluding 6,000,000 stocks subject to possible redemption) (1)	207
Additional paid-in capital	-
Accumulated deficit	(1,986,585)
Total stockholders’ deficit	(1,986,378)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$62,076,522

(1)	Includes up to 225,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 5).

The accompanying notes are an integral part of this financial statement.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENT

AS OF OCTOBER 18, 2022

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Hudson Acquisition I Corp. (“Hudson” or the “Company”) was incorporated in the State of Delaware on January 13, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (our “Initial Business Combination”). The Company has selected December 31 as its fiscal year end.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Hudson Acquisition I Corp.

As of October 18, 2022, the Company had not commenced core operations. All activity for the period from January 13, 2021 (inception) through October 18, 2022 relates to the Company’s formation and raising funds through the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of an Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement pursuant to which the Company registered its securities offered in the Initial Public Offering was declared effective on October 14, 2022. On October 18, 2022, the Company consummated its Initial Public Offering and sold 6,000,000 units (the “Units”) at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination (“Right”).

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”). However, on October 18, 2022, simultaneously with the consummation of the Initial Public Offering, the Sponsor partially consummated the Private Placement by subscribing to 238,500 units (the “Purchased Private Placement Units”) instead of the full Initial Private Placement Units, generating gross proceeds of approximately $2,385,000 instead of the full $3,400,000, part of the proceeds of which were placed in the Trust Account. The Trust Account was nonetheless fully-funded as described in the prospectus filed in connection with the Offering. No underwriting discounts or commissions were paid with respect to the Private Placement. The Purchased Private Placement Units are identical to the Units, except that (a) the Purchased Private Placement Units and their component securities will not be transferable, assignable or saleable until 30 days after the consummation of the Company’s Initial Business Combination except to permitted transferees and (b) the shares and rights included as a component of the Purchased Private Placement Units, so long as they are held by the Sponsor or its permitted transferees, will be entitled to registration rights, respectively. If we do not complete our Initial Business Combination within 15 months from the closing of the Initial Public Offering, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the rights included as part of the Private Placement Units will expire worthless.

Following the closing of the Initial Public Offering on October 18, 2022, an amount of $60,900,000 from the Initial Public Offering and the sale of the Private Placement Units was placed in a Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the Trust Account will be invested only in United States government Treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to us to pay our income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an Initial Business Combination or our liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which we complete our Initial Business Combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Initial Business Combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our Initial Business Combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our Initial Business Combination.

We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our insiders, officers and directors in connection with activities on our behalf as described below.

The allocation of the net proceeds available to us outside of the Trust Account, along with the interest earned on the funds held in the Trust Account available to us to pay our income and other tax liabilities, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking due diligence and negotiating our Initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to us from the Trust Account is insufficient as a result of the volatile interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our Sponsor or third parties. Our Sponsor has agreed to loan us up to an aggregate of $1,000,000  to be used for a portion of the expenses of the Initial Public Offering pursuant to a Promissory Note. As of October 18, 2022, we had borrowed $500,000 under the Promissory Note. These loans are non-interest bearing, unsecured and are due at the earlier of June 2023 or the closing of the Initial Business Combination. The loan may be prepaid at any time out of the Initial Public Offering proceeds not held in the Trust Account. Up to $1,000,000  of such loans may be convertible into additional private units, at a price of $10.00  per share at the option of the lender. If we are unable to obtain the necessary funds, we may be forced to cease searching for a target business and liquidate without completing our Initial Business Combination.

We will likely use substantially all of the net proceeds of the Initial Public Offering, including the funds held in the Trust Account, in connection with our Initial Business Combination and to pay our expenses relating thereto, including the deferred underwriting discounts payable to the underwriters in an amount equal to 5.5% of the total gross proceeds raised or $3,300,000 in the aggregate (or $3,795,000 if the underwriters’ over-allotment option is exercised in full) in the Initial Public Offering upon consummation of our Initial Business Combination. To the extent that our capital stock is used in whole or in part as consideration to effect our Initial Business Combination, the proceeds held in the Trust Account which are not used to consummate an Initial Business Combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

To the extent we are unable to consummate an Initial Business Combination, we will pay the costs of liquidation from our remaining assets outside of the Trust Account. If such funds are insufficient, our Sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

Furthermore, the Inflation Reduction Act of 2022 imposes a 1% excise tax on the repurchase of corporate stock (the “Excise Tax”) by a publicly traded U.S. corporation following December 31, 2022. For purposes of the Excise Tax, a repurchase will generally include redemptions, corporate buy-backs and other transactions in which the corporation acquires its stock from a shareholder in exchange for cash or property, subject to exceptions for de minimis transactions and certain reorganizations. As a result, subject to certain rules, the Excise Tax will apply to any redemption by a U.S.-domiciled special purpose acquisition company (“SPAC”) taking place after December 31, 2022, including redemptions (i) by shareholders in connection with the SPAC’s initial business combination or a proxy vote to extend the lifespan of the SPAC, (ii) by SPACs if the SPAC does not complete a de-SPAC transaction within the required time set forth in its constituent documents, or (iii) in connection with the wind-up and liquidation of the SPAC. The financial responsibility for such Excise Tax resides with the Company and the Sponsor. This amount of 1% has not been included in this financial statement.

If no business combination is completed within 9 months from the closing of this Initial Public Offering (or up to 15 months from the closing of this Initial Public Offering if we extend the period of time to consummate an Initial Business Combination by the maximum amount), the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares. Our Sponsor, directors, director nominees and officers will enter into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our Initial Business Combination within such time period.

In connection with the shares purchased by our founders, the founders waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Initial Public Offering will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an Initial Business Combination.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and Russia-Ukraine war on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and outlook for an initial business combination, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position after any such initial business combination in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Liquidity and Capital Resources

As of October 18, 2022, the Company had $70,922 in its operating bank account and a working capital deficit of $438,898. The Company’s liquidity needs prior to the consummation of the Initial Public Offering had been satisfied through proceeds from advances from related party and from the issuance of common stock. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity will be satisfied through the net proceeds from the consummation of the Initial Public Offering and the proceeds from the purchase of Private Placement Units by our Sponsor held outside of the Trust Account.

Based on the foregoing and the limited amount of working capital that the company received into the operating account from the sale of the Purchased Private Placement Units, management believes that the Company will not have sufficient working capital to meet its working capital needs through the earlier of the consummation of an Initial Business Combination or one year from this filing. Over this time period, the Company will be using the remaining funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Initial Business Combination. Further needs for operating capital beyond the Company’s current operating cash balance will need to be funded through loans from the Company’s Sponsor.

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited balance sheet of the Company has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These financial statements are presented in U.S Dollars.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents

Marketable Securities Held in Trust Account

Following the closing of the Initial Public Offering on October 18, 2022, an amount of $60,900,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in the Trust Account and may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of the initial Business Combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 15 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; or (iii) absent an initial Business Combination within 9 months from the closing of the Initial Public Offering, the return of the funds held in the Trust Account to the public stockholders as part of redemption of the public shares.

The Company classifies its Marketable Securities as held-to-maturity in accordance with ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying condensed balance sheet and adjusted for the amortization or accretion of premiums or discounts. When the Company’s investments held in the Trust Account are comprised of money market securities, the investments are classified as trading securities. Gains and losses resulting from the change in fair value of these securities is included in interest earned on investments held in the Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Offering Costs

Offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. On October 18, 2022, offering costs in the aggregate of $592,117 were recognized, all of which was charged to shareholders’ equity upon consummation of the Initial Public Offering.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital and accumulated deficit.

Accounting Treatment of Certain Financial Instruments

Representative Shares

The Company agreed to issue to the underwriter at the closing of the Initial Public Offering 138,000 representative shares (“Representative Shares”), including over-allotment, which will be issued upon the completion of the Initial Business Combination. Since the over-allotment option was not exercised in full on October 21, 2022, the Representative Shares will be reduced to 136,906.

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A - Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 50,000 Units (or up to 57,500 Units if the underwriters exercise their over-allotment option in full). The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price).

ASC 340-10-S99-1 states that, specific incremental costs directly attributable to a proposed or actual offering of equity securities incurred prior to the effective date of the offering may be deferred and charged against the gross proceeds of the offering when the offering occurs. The Company accounted for the fair value of the UPO as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity.

Over-Allotment Option

The underwriter has the right to purchase up to 900,000 additional Units to cover over-allotments. ASC 480-25-8 requires an entity to classify as a liability any financial instrument, other than an outstanding share, that, at inception, both embodies an obligation to repurchase the issuer’s equity shares or is indexed to such an obligation and requires or may require the issuer to settle the obligation by transferring assets. The Unit could not qualify for equity classification if it were a separate Unit of account. In turn, the overallotment option, which can only be exercised for a Unit during a 45-day period, would not qualify for equity classification under the same premise. Accordingly, the Company has accounted for the underwriters’ overallotment option as a liability as of the Initial Public Offering date of October 18, 2022 (based on the fair value of the option), which reverses upon the underwriter’s exercise of its over-allotment option to purchase such additional Units.

Rights

Except in cases where we are not the surviving company in the Initial Business Combination, each holder of a public right will automatically receive one-fifth (1/5) of a share of common stock upon consummation of our Initial Business Combination. In the event we will not be the surviving company upon completion of our Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) of a share underlying each right upon consummation of the Initial Business Combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, holders of Rights must hold such Rights in multiples of 5 in order to receive shares for all of the holder’s rights upon closing of an Initial Business Combination. If we are unable to complete an Initial Business Combination within the required time period and we redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

The Company accounts for its Rights as equity-classified instruments based on an assessment of the Right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the Rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the Rights meet all the requirements for equity classification under ASC 815, including whether the Rights are indexed to the Company’s own common stock, among other conditions for the equity classification. This assessment, which requires the use of professional judgement, is conducted at the time of Rights issuance.

Each Right may be traded separately commencing on the thirtieth day after the date of the filing of the Company’s prospectus containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of this Initial Public Offering. If the Company is unable to complete an Initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds for their rights, and the rights will expire worthless.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of October 18, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of October 18, 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of October 18, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		Fair value measurements at reporting date using:
Description	Fair Value	Quoted prices in active markets for identical liabilities (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Marketable securities held in Trust Account as of October 18, 2022	$60,900,000	$60,900,000	$-	$-

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. As of October 18, 2022, the Company recorded a liability of $419,405 for such financial instruments (see Note 7).

Recent Accounting Pronouncements

In June 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, Fair Value Measurement (Topic 820) (“ASU 2022-03”). The amendments in ASU 2022-03 clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The amendments in this Update also require additional disclosures for equity securities subject to contractual sale restrictions. The provisions in this Update are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect to early adopt this ASU. The Company is currently evaluating the impact of adopting this guidance on the consolidated balance sheets, results of operations and financial condition.

On August 5, 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU’s amendments are effective for public business entities that are not smaller reporting companies in fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. For all other entities, fiscal years beginning after December 15, 2023 and interim periods within those fiscal years. The guidance may be early adopted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this guidance and does not expect to early adopt the provisions of this ASU.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, on October 18, 2022, the Company sold 6,000,000 Units at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one Right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 Initial Private Placement Units at a price of $10.00 per the Private Placement. However, on October 18, 2022, simultaneously with the consummation of the Offering, the Sponsor partially consummated the Private Placement by subscribing to 238,500 Purchased Private Placement Units instead of the full Initial Private Placement Units, generating gross proceeds of approximately $2,385,000 instead of the full $3,400,000, part of the proceeds of which were placed in the Trust Account. Each Private Placement Unit is identical to the Unit (see Note 1). Pursuant to the closing of the Private Placement, the Company received $2,385,000 in cash and recorded a stock subscription receivable for the balance, or $1,015,000.

As of
10/18/22
Gross proceeds from Initial Public Offering	$60,000,000
Proceeds from Sponsor for Private Placement Units	2,385,000
Less:
Amount remitted to Trust Account	(60,900,000)
Underwriter discount at 2%	(1,200,000)
Underwriter expenses - net	(100,000)
Payments from escrow for accounts payable	(100,000)
Add:
UPO fee	100

Amount Remitted to Company’s account	$85,100

Total balance of stock subscription receivable	$1,015,000

Subsequent to the date of this financial statement, on November 30, 2022, the Company received the balance of $515,000 from the Sponsor as the consideration for the Sponsor’s purchase of the Private Placement Units and, on December 1, 2022, the Sponsor confirmed with the Company its intent to convert the balance of the related party note held by the Sponsor in the amount of $500,000 into the balance of the amount needed for the Private Placement Units, resulting in the Sponsor’s payment of total additional consideration of $1,015,000.

As of October 18, 2022, the Company incurred offering costs of $1,892,117, consisting of $1,300,000 of underwriting fees and expenses and $592,117 of costs related to the Initial Public Offering, including the $100,000 shown in the flow of funds table above from closing of the IPO. Additionally, the Company recorded deferred underwriting commissions of $2,100,000 (increasing up to $2,415,000 if the underwriter’s over-allotment option is exercised in full) payable only upon completion of our Initial Business Combination.

NOTE 4 — RELATED PARTY TRANSACTIONS

Sponsor Shares

On March 18, 2021, the Company’s sponsor, Hudson SPAC Holding LLC (the “Sponsor”) was issued 2,875,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000, which includes up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters and reduced by way of amendment on December 10, 2021 to 1,725,000, including over-allotment, with the Sponsor forfeiting up to 225,000 shares if the over-allotment is not exercised in full (See Note 5).

The number of Founder Shares issued and outstanding was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares after this Initial Public Offering. As such, our initial stockholders would have collectively owned 20% of our issued and outstanding shares after this Initial Public Offering (assuming they did not purchase any Units in this Initial Public Offering). Up to an aggregate 375,000 Founder Shares will be subject to forfeiture by our Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised so that our initial stockholders will maintain ownership of 20% of our common stock after this Initial Public Offering.

On December 10, 2021, the Company entered into an amended engagement agreement with the underwriter (the “Underwriter Addendum) pursuant to which the Founder Shares were reduced to 1,725,000, including over-allotment, with up to an aggregate 225,000 Founder Shares will be subject to forfeiture by our Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised so that our initial stockholders will maintain 20% of our common stock after this offering (see Note 5).

The Founder Shares are identical to the shares of common stock included in the Units sold in the Initial Public Offering, except that the Founder Shares are subject to certain transfer restrictions.

Holders of record of shares of the common stock and holders of Founder Shares will vote together on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote except as required by law.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 238,500 Private Placement Units to the Sponsor at a price of $10.00 per Private Placement Unit, generating gross proceeds of approximately $2.385 million. Each Private Placement Unit is identical to the Unit (see Note 1).

Related Party Payables

The Company’s founders have paid expenses on behalf of the Company totaling $122,645 as of October 18, 2022. A total of $22,645 remains payable as of October 18, 2022. The payables bear no interest and have no specified repayment terms.

Promissory Note — Related Party

On April 5, 2021, the Company entered into a promissory note with Hudson SPAC Holding, LLC (its Sponsor) for principal amount up to $1,000,000. The promissory note is non-interest bearing and matures on the earlier of: (i) June 30, 2023, or (ii) the date the Company consummates an Initial Business Combination. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into shares of common stock, at the price of $10.00 per share at the option of the lender.

On May 6, 2021, the Company made a drawdown of $300,000 on the promissory note.

On April 15, 2022, the Company approved an additional drawdown of $100,000 on the promissory note to be applied as a payment to the related party payable.

On August 19, 2022, the Company made an additional drawdown of $100,000 on the promissory note.

On November 30, 2022, the Company received an additional remittance of $515,000 underlying the Sponsor’s purchase of the Private Placement Units. On December 1, 2022, the Sponsor confirmed with the Company its intent to convert the balance of the related party note held by the Sponsor in the amount of $500,000 into the balance of the amount needed for the Private Placement Units, resulting in the Sponsor’s payment of total additional consideration of $1,015,000.

Administrative Support Agreement

Commencing on the date of the Company’s prospectus, we have agreed to pay our Sponsor or its affiliate a total of $20,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of our Initial Business Combination or our liquidation, we will cease paying these monthly fees.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) the Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, and (ii) Private Placement Units, which were sold simultaneously with the closing of the Initial Public Offering, are entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of the majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our Initial Business Combination.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of this prospectus to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts.

The underwriters will be entitled to a cash underwriting discount of $0.55 per Unit, or $3,300,000 in the aggregate (or $3,795,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Initial Public Offering. A total of $0.35 per unit sold in this Initial Public Offering, or $2,100,000 in the aggregate (or $2,415,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) was placed in the Trust Account. The deferred discounts will be released to the Underwriter only on and concurrently with completion of an Initial Business Combination.

On December 10, 2021, the Company entered into the Underwriter Addendum to the underwriter engagement agreement dated March 14, 2021. Pursuant to the Underwriter Addendum, the following material changes were put into effect:

●	The engagement period between the Company and the underwriter was extended to the earlier of (i) the close of the Initial Public Offering, (ii) the date that the underwriter ceases proceeding in good faith with preparations for the Initial Public Offering, or (iii) December 1, 2022;

●	The Sponsor and the Company have decided to reduce the Initial Public Offering size to 6,000,000 Units at $10.00 per Unit for gross proceeds of $60,000,000 with the over-allotment option equal to 15% of the total number of Units initially offered;

●	The Founders Shares will be reduced to 1,725,000, including over-allotment and the Sponsor will forfeit up to 225,000 shares if the over-allotment is not exercised in full;

●	The underwriting discount will be 5.5% of the gross proceeds of the Initial Public Offering payable in cash, of which 2% shall be paid at closing. In addition, the Company will issue at the closing of the Initial Public Offering 138,000 additional representative shares (“Representative Shares”), including over-allotment. If the over-allotment option is not exercised in full, the Representative Shares will be reduced pro rata. Payment of 3.5% shall be deferred until the consummation of an Initial Business Combination involving the Company; and

●	The Company will also sell to the underwriter at the time of the closing of the Initial Public Offering for an aggregate of $100.00, an option (the “UPO”) to purchase 50,000 Units (or up to 57,500 Units if the underwriters exercise their over-allotment option in full). The UPO will be exercisable at any time, in whole or in part, between the close of the Initial Business Combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50. The Company shall register the UPOs and the securities underlying the UPOs with the registration statement for the Initial Public Offering.

Excise Tax

The Inflation Reduction Act of 2022 imposes a 1% Excise Tax on the repurchase of corporate stock by a publicly traded U.S. corporation following December 31, 2022. For purposes of the Excise Tax, a repurchase will generally include redemptions, corporate buybacks and other transactions in which the corporation acquires its stock from a shareholder in exchange for cash or property, subject to exceptions for de minimis transactions and certain reorganizations.

As a result, subject to certain rules, the Excise Tax will apply to any redemption by a U.S.-domiciled SPAC taking place after December 31, 2022, including redemptions (i) by shareholders in connection with the SPAC’s initial business combination or a proxy vote to extend the lifespan of the SPAC, (ii) by SPACs if the SPAC does not complete a de-SPAC transaction within the required time set forth in its constituent documents, or (iii) in connection with the wind-up and liquidation of the SPAC. The financial responsibility for such Excise Tax resides with the Company and the Sponsor. This amount of 1% has not been included in this financial statement.

NOTE 6 – COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

The following is a reconciliation of the Company’s common stock subject to possible redemption as of October 18, 2022:

Common Shares Subject to Possible Redemption

Gross proceeds from Initial Public Offering	$60,900,000
Less:
Accretion on common stock subject to possible redemption	-
Balance, October 18, 2022	$60,900,000

NOTE 7 — STOCKHOLDERS’ DEFICIT

Authorized Shares

The total number of shares of capital stock, par value of $0.0001 per share, which the Company is authorized to issue is 200,000,000 shares of common stock. Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power with respect to the Company.

Founder’s Shares

At inception, January 13, 2021, the Company issued 2,875,000 Founder Shares of common stock for total receivable of approximately of $25,000. These Founder Shares included up to 375,000 shares of which were subject to forfeiture by the stockholder if the underwriters did not fully exercise their over-allotment option.

On May 11, 2021, the Company received the payment of $25,000 related to the stock subscriptions receivable from the Sponsor.

On December 10, 2021, pursuant to the Underwriter Addendum, the aggregate number of Founder Shares were reduced to 1,725,000, with up to an aggregate 225,000 Founder Shares subject to forfeiture by our Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised so that our initial stockholders will maintain 20% of our common stock after this offering (see Note 5).

Initial Public Offering

On October 18, 2022, the Company consummated its Initial Public Offering and sold 6,000,000 Units at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of Common Stock of the Company and one Right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 Initial Private Placement Units at a price of $10.00 per Unit. However, on October 18, 2022, simultaneously with the consummation of the Initial Public Offering, the Sponsor partially consummated the Private Placement by subscribing to 238,500 Units (“Purchased Private Placement Units”) instead of the full Initial Private Placement Units, generating gross proceeds of approximately $2,385,000 instead of the full $3,400,000, part of the proceeds of which were placed in the Trust Account. Subsequent to the date of this financial statement, on November 30, 2022, the Company received the balance of $515,000 from the Sponsor as the consideration for the Sponsor’s purchase of the Private Placement Units and, on December 1, 2022, the Sponsor confirmed with the Company its intent to convert the balance of the related party note held by the Sponsor in the amount of $500,000 into the balance of the amount needed for the Private Placement Units, resulting in the Sponsor’s payment of total additional consideration of $1,015,000.

Accounting Treatment of Certain Financial Instruments

Representative Shares

The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 138,000 representative shares (“Representative Shares”), including over-allotment, which will be issued upon the completion of the Initial Business Combination. If the over-allotment option is not exercised in full, the Representative Shares will be reduced pro rata.

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A - Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company estimated that the fair value of the Representative Shares was $327,205 (or $2.39 per share). The value of the Representative Shares was based on the fair value of a share of common stock and adjusted to reflect the probability of closing an Initial Business Combination at 25% based on a representative sample of SPAC IPOs between 2.0 and 2.5 years to the valuation date.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 50,000 Units (or up to 57,500 Units if the underwriters exercise their over-allotment option in full). The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price).

ASC 340-10-S99-1 states that, specific incremental costs directly attributable to a proposed or actual offering of equity securities incurred prior to the effective date of the offering may be deferred and charged against the gross proceeds of the offering when the offering occurs. The Company accounted for the fair value of the UPO as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of the UPO was $22,000 (or $0.44 per unit) using the Black-Scholes option-pricing model. The fair value of the UPO was estimated as of the reporting period, or October 18, 2022, using the following assumptions: (1) expected volatility of 10%, (2) risk-free interest rate of 4.43%, (3) expected life of 2.25 years and (4) zero dividends.

Over-Allotment Option

The underwriter has the right to purchase up to 900,000 additional Units to cover over-allotments. ASC 480-25-8 requires an entity to classify as a liability any financial instrument, other than an outstanding share, that, at inception, both embodies an obligation to repurchase the issuer’s equity shares or is indexed to such an obligation and requires or may require the issuer to settle the obligation by transferring assets. The Unit could not qualify for equity classification if it were a separate Unit of account. In turn, the overallotment option, which can only be exercised for a Unit during a 45-day period, would not qualify for equity classification under the same premise. Accordingly, the Company has accounted for the underwriters’ overallotment option as a liability as of the Initial Public Offering date of October 18, 2022 (based on the fair value of the option), which reverses upon the underwriter’s exercise of its over-allotment option to purchase such additional Units. The Company estimated that the fair value of the overallotment option was $70,200 (or $0.078 per unit) using the Black-Scholes option-pricing model. The fair value of the overallotment unit was estimated as of the reporting period, or October 18, 2022, using the following assumptions: (1) expected volatility of 2%, (2) risk-free interest rate of 3.44%, (3) expected life of 0.123 years and (4) zero dividends.

Rights

Except in cases where we are not the surviving company in the Initial Business Combination, each holder of a public right will automatically receive one-fifth (1/5) of a share of common stock upon consummation of our Initial Business Combination. In the event we will not be the surviving company upon completion of our Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) of a share underlying each right upon consummation of the Initial Business Combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, holders of Rights must hold such Rights in multiples of 5 in order to receive shares for all of the holder’s rights upon closing of an Initial Business Combination. If we are unable to complete an Initial Business Combination within the required time period and we redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

The Company accounts for its Rights as equity-classified instruments based on an assessment of the Right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the Rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the Rights meet all the requirements for equity classification under ASC 815, including whether the Rights are indexed to the Company’s own common stock, among other conditions for the equity classification. This assessment, which requires the use of professional judgement, is conducted at the time of Rights issuance.

Each Right may be traded separately commencing on the thirtieth day after the date of the filing of the Company’s prospectus or current report containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of this Initial Public Offering. If the Company is unable to complete an Initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds for their rights, and the rights will expire worthless.

NOTE 8 — INCOME TAXES

The Company accounts for income taxes under ASC 740 - Income Taxes (“ASC 740”), which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The Company has no deferred tax assets as of October 18, 2022.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required because it is more likely than not that all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is subject to franchise tax filing requirements in the State of Delaware.

NOTE 9 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements are available to be issued. Other than below, there are no subsequent events identified that would require disclosure in the financial statements.

Private Placement

Simultaneously with the closing of the IPO, the Sponsor should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”). However, on October 18, 2022, simultaneously with the consummation of the IPO, the Sponsor partially consummated the Private Placement by subscribing to 238,500 units (the “Purchased Private Placement Units”) instead of the full Initial Private Placement Units, generating gross proceeds of approximately $2,385,000 instead of the full $3,400,000, part of the proceeds of which were placed in the Trust Account. The Trust Account was nonetheless fully-funded as described in the prospectus filed in connection with the Offering. No underwriting discounts or commissions were paid with respect to the Private Placement. The Purchased Private Placement Units are identical to the Units, except that (a) the Purchased Private Placement Units and their component securities will not be transferable, assignable or saleable until 30 days after the consummation of the Company’s Initial Business Combination except to permitted transferees and (b) the shares and rights included as a component of the Purchased Private Placement Units, so long as they are held by the Sponsor or its permitted transferees, will be entitled to registration rights, respectively. If we do not complete our Initial Business Combination within 15 months from the closing of the Initial Public Offering, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the rights included as part of the Private Placement Units will expire worthless.

Subsequent to the IPO, on November 30, 2022, the Company received an additional remittance of $515,000 underlying the Sponsor’s purchase of the Private Placement Units. On December 1, 2022, the Sponsor also confirmed their intent to convert the balance of the related party note held by the Sponsor, or $500,000 into the balance of the amount needed for the Private Placement Units, resulting in the Sponsor’s payment of additional total consideration of $1,015,000 to the Company for the Private Placement Units.

Overallotment Offering

On October 21, 2022, the Company closed the sale of 845,300 Units at $10.00 per Unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the IPO and pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which, or $8,283,940, was placed in the Trust Account.

On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which, or $295,855, was placed in the Trust Account.